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                                                                     EXHIBIT 5.1





                               November 19, 1998


Securities and Exchange Commission
450 Fifth Street
Judiciary Plaza
Washington D.C. 20549

         Re:    Key Energy Group, Inc. -- Registration Statement on Form S-3

Gentlemen:

         We have acted as counsel to Key Energy Group, Inc., a Maryland corporation (the "Company"), in connection with the registration on Form S-3 of the Securities Act of 1933, as amended, of up to $500,000,000 aggregate amount of (i) shares of common stock, par value $.10 per share ("Common Stock"), (ii) shares of preferred stock, in one or more series, as may be designated by the Board of Directors of the Company ("Preferred Stock"), (iii) debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness ("Debt Securities") and (iv) securities warrants ("Securities Warrants") to purchase Common Stock, Preferred Stock and Debt Securities (collectively, the "Securities"). In rendering the opinions set forth below, we have examined the Restated Articles of Incorporation, bylaws and corporate proceedings of the Company, and have made such other examinations as we have deemed necessary and, based upon such examination and having regard for applicable legal principles, it is our opinion that:

                 (i) the shares of Common Stock and Preferred Stock, when duly issued and delivered in accordance with the resolutions of the Board of Directors of the Company of even date herewith ("Enabling Resolutions"), or in accordance with the terms of any convertible, exchangeable, or exercisable Securities, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock and Preferred Stock of the Company; and

                 (ii)     the Debt Securities and Securities Warrants, when
duly authenticated, issued and delivered in accordance with the Enabling Resolutions, or in accordance with the terms of any convertible, exchangeable or exercisable Securities, will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally and that the remedies of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
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         The foregoing opinions are subject to, and qualified by, the following additional conditions:

         (a) the due authorization, execution and delivery by the Company, and by each counterparty thereto, of (x) each applicable indenture (including any necessary supplemental indenture or additional corporate proceedings), if any, relating to such of the Securities as are evidences of indebtedness that are offered and sold (or which may become issuable upon the conversion, exchange or exercise of any convertible, exchangeable or exercisable Securities) and (y) each applicable warrant agreement (including any necessary warrant agreement supplement or additional corporate proceedings), if any, relating to such of the Securities as are warrants that are offered and sold (or which may become issuable upon the conversion, exchange or exercise of any convertible, exchangeable or exercisable Securities),

         (b) with respect to such of the Securities as are Preferred Stock, the due designation of an applicable series within that class and the due authorization for issuance of such number of shares of Preferred Stock within the series that are offered and sold (or the reservation of such shares as may become issuable upon the conversion, exchange or exercise of any convertible, exchangeable or exercisable Securities), and

         (c) with respect to such of the Securities as are Common Stock, the due authorization for issuance of such number of shares of Common Stock that are offered and sold (or the reservation of such shares as may become issuable upon the conversion, exchange or exercise of any convertible, exchangeable or exercisable Securities).

         We hereby consent to the use of our name in the Registration Statement and the related prospectus wherever contained therein and we also consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Porter & Hedges, L.L.P.

                                        Porter & Hedges, L.L.P.